Exhibit 1.1

UNDERWRITING AGREEMENT

between

AMERICAN DRIVE ACQUISITION COMPANY

and

CANTOR FITZGERALD & CO.

Dated: [ • ], 2025

AMERICAN DRIVE ACQUISITION COMPANY

UNDERWRITING AGREEMENT

New York, New York
[ • ], 2025

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

As Representative of the Several Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, American Drive Acquisition Company, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement with Cantor Fitzgerald & Co. (“Cantor” or the “Representative”) and with the other underwriters named on Schedule A hereto (if any), for which the Representative is acting as representative (the Representative and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter,” provided that, if only Cantor is listed on such Schedule A, any references to Underwriters shall refer exclusively to Cantor) as follows:

1.Purchase and Sale of Securities.

1.1Firm Securities.

1.1.1Purchase of Firm Units. On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 20,000,000 units (the “Firm Units”) of the Company, as set forth opposite the respective names of the Underwriters on Schedule A hereto, at a purchase price (net of discounts and commissions and the Deferred Underwriting Commission described in Section 1.3 below) of $9.40 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one Class A ordinary share (“Ordinary Share”), $0.0001 par value, of the Company (the “Public Shares”), and one-third of one redeemable warrant (the “Public Warrants”). The Public Shares and the Public Warrants included in the Firm Units will trade separately on the fifty second (52nd) day following the date hereof (or if such date is not a Business Day (as defined in Section 1.1.2), the following Business Day) unless the Representative determines to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Public Shares and the Public Warrants included in the Firm Units trade separately until the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Private Placement (as defined in Section 1.4.2) and updated financial information with respect to any proceeds the Company receives from the exercise of the Over-allotment Option (defined below) if such option is exercised prior to the filing of the Form 8-K. Each whole Warrant entitles its holder to purchase one Ordinary Share for $11.50 per share, subject to adjustment, at any time commencing 30 days after the consummation by the Company of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities (the “Business Combination”), and expiring on the five year anniversary of the consummation by the Company of its initial Business Combination (such consummation, the “Business Combination Closing”), or earlier upon redemption of the Public Shares or liquidation of the Company.

1.1.2Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the first (1st) Business Day (as defined below) following the commencement of trading of the Units, or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Ellenoff Grossman & Schole LLP, counsel to the Underwriters (“EGS”), or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $200,000,000 of the proceeds received by the Company for the Firm Units and the sale of the Placement Warrants (as defined in Section 1.4.2) shall be deposited in the trust account (“Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”). The funds deposited in the Trust Account shall include an aggregate of $8,000,000 ($0.40 per Firm Unit), payable to the Representative as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The remaining proceeds received by the Company for the Firm Units (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Public Shareholders” means the holders of Public Shares sold as part of the Units (as defined below) in the Offering or acquired in the aftermarket, including Sponsor (defined below) and any officer or director of the Company, to the extent, he, she or it acquires such Ordinary Shares in the aftermarket (and solely with respect to such Ordinary Shares). “Business Day” means any day other than a Saturday, a Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, that for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

1.2Over-Allotment Option.

1.2.1Option Units. The Representative is hereby granted an option (the “Over-allotment Option”) to purchase up to an additional 3,000,000 units (the “Option Units”), the net proceeds of which will be deposited in the Trust Account, solely for the purposes of covering any over-allotments, if any, in connection with the distribution and sale of the Firm Units. Such Option Units shall be identical in all respects to the Firm Units. Such Option Units shall, at the Representative’s election, be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units, set forth opposite such Underwriter’s name on Schedule A hereto, bears to the total number of Firm Units (subject to adjustment by the Representative to eliminate fractions). The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Public Shares, the Public Warrants included in the Units, and the Public Shares issuable upon exercise of the Public Warrants are hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit will be the same price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in accordance with Section 9.1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of EGS or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable as follows: $10.00 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Representative. The amount of the payments for the Option Units to be deposited in the Trust Account will include $0.60 per Option Unit (up to $1,800,000), payable to the Representative for its own account, as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests in writing not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units.

1.3Deferred Underwriting Commission.

1.3.1The Representative agrees that 4.0% of the gross proceeds from the sale of the Firm Units ($8,000,000) and 6.0% of the gross proceeds from the sale of the Option Units (up to $1,800,000) (collectively, the “Deferred Underwriting Commission”) will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Company’s initial Business Combination. The Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including the payment of the Deferred Underwriting Commission from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative. In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that: (i) the Underwriters shall forfeit any rights or claims to the Deferred Underwriting Commission, including any accrued interest thereon; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders. The Representative shall have the right to agree to any further modifications to the Deferred Underwriting Commission on behalf of the Underwriters and any decisions relating to such modifications shall be made exclusively by the Representative on behalf of the Underwriters. Any amounts paid in Deferred Underwriting Commission will be fully earned by each Underwriter upon the payment of the purchase price for the Units purchased by such Underwriter on the closing of this Offering (including payment of the purchase price of any Option Units) and will be paid if and when the Company consummates its Business Combination, and for the avoidance of doubt, no Underwriter shall have any obligations hereunder to provide any services in connection with an initial Business Combination, without any further conditions. Notwithstanding anything to the contrary in this Agreement, each Underwriter may at any time prior to the Business Combination Closing and in its sole and absolute discretion, by written notice to the Company, elect to forfeit any right or claim to its Deferred Underwriting Commission, in which case the Company agrees to instruct the Trustee not to pay such Underwriter its Deferred Underwriting Commission upon the occurrence of a Business Combination Closing. For the avoidance of doubt, any such election by an Underwriter shall be without prejudice to any right or claim of any other Underwriter to its respective portion of the Deferred Underwriting Commission or to any other right such Underwriter may have under this Agreement.

1.3.1In the event that, prior to or in lieu of a Business Combination Closing, the Company and/or Sponsor become entitled to receive a “break-up” or “busted-deal” fee or any other similar payment (any such fee or payment, a “Break Fee”), in connection with or as a result of either (i) the termination, abandonment or cancellation of a proposed Business Combination (or any effort to effect a proposed Business Combination), or (ii) settlement of, or judgment in, any litigation or dispute relating to a proposed Business Combination, then, in each case, the Company shall discuss in good faith with the Representative regarding a minority portion of such Break Fee being paid to the Representative in connection with or in lieu of an equivalent portion of the Deferred Underwriting Fee. Provided, however, for the avoidance of doubt, any such accelerated payment of the Deferred Underwriting Fee to the Representative in connection with the Company’s and/or the Sponsor’s receipt of any Break Fee shall: (x) not exceed the total amount of the Deferred Underwriting Fee; (y) reduce the balance of the Deferred Underwriting Fee (on a dollar-for-dollar basis until the Deferred Underwriting Fee equals zero), which shall remain payable upon the consummation of the Company’s initial Business Combination, to the extent that any Deferred Underwriting Fee remains unpaid at such time, and (z) not be paid from the Trust Account, but rather from the general account of the Company or the Sponsor.

1.4Private Placements.

1.4.1Founder Shares. In August, 2025, Petit Mons, LLC (“Sponsor”) paid an aggregate of $25,000 to subscribe for an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 per share (“Founder Shares”), in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Initial Shareholders until the earlier of (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the next business day following the Company’s initial Business Combination and (B) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, Sponsor will be required to forfeit such number of Founder Shares (up to 750,000 Founder Shares) such that the Founder Shares then outstanding will comprise 20.0% of the issued and outstanding ordinary shares of the Company after giving effect to the Offering and exercise, if any, of the Over-allotment Option.

1.4.2Private Placement. Simultaneously with the Closing Date, (i) Sponsor will purchase from the Company, pursuant to a Sponsor Purchase Agreement (as defined in Section 2.21.2 hereof), 2,666,667 private placement warrants (the “Sponsor Placement Warrants” and together with the Representative Placement Warrants (as defined below), the “Placement Warrants”), and (ii) the Representative will purchase from the Company, pursuant to the Underwriter Purchase Agreement (as defined in Section 2.21.3 hereof), 1,333,333 private placement warrants (the “Representative Placement Warrants” and, the Sponsor Placement Warrants and the Representative Placement Warrants and the Public Warrants, the “Warrants”), which Placement Warrants are substantially identical to the Public Warrants, subject to certain exceptions described in Section 1.4.3, each at a purchase price of $1.50 per Placement Warrant, in a private placement intended to be exempt from registration under the Act pursuant to Section 4(a)(2) of the Act. The private placement of the Placement Warrants to Sponsor and the Representative is referred to herein as the “Private Placement.” None of the Placement Warrants (or the underlying Ordinary Shares) may be sold, assigned or transferred by Sponsor or the Representative, other than to its permitted transferees, until thirty (30) days after consummation of a Business Combination. Certain proceeds from the sale of the Placement Warrants shall be deposited into the Trust Account. The Representative acknowledges and agrees that the Representative Placement Warrants (and the underlying Ordinary Shares) acquired by the Representative pursuant to the Representative Purchase Agreement (as defined below) will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days from the commencement of sales of the Offering, subject to certain limited exceptions, pursuant to FINRA Rule 5110(e)(1). Accordingly, the Representative Placement Warrants (and the underlying Ordinary Shares) acquired by the Representative pursuant to the Representative Purchase Agreement may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for 180 days from the commencement of sales of the Offering, except to any FINRA member participating in the Offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

1.4.3The Placement Warrants and Ordinary Shares issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the “Placement Securities.” No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the Placement Securities. The Placement Warrants are identical to the Public Warrants except that (1) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Company’s initial Business Combination; and (2) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights. In addition, with respect to Representative Placement Warrants held by the Representative and/or its designees, such Underwriter Placement Warrants will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and will not be exercisable more than five years from the commencement of sales in the Offering in accordance with FINRA Rule 5110(g)(8). The Public Securities, the Placement Securities and the Founder Shares are hereinafter referred to collectively as the “Securities”. The Representative has agreed that the Representative shall have the right to exercise Representative Placement Warrants only until and shall forfeit to the Company for cancellation any Placement Warrants held by it on the date that is five years after the Effective Date.

1.5Working Capital. Upon consummation of the Offering, it is intended that approximately $1,250,000 of the proceeds from the Offering and Private Placement will be available to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

1.6Interest Income. Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the funds held in the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay amounts withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $200,000, and any taxes payable by the Company and up to $100,000 for dissolution expenses, all as more fully described in the Prospectus (as defined below); provided that, the proceeds placed in the Trust Account and the interest earned thereon shall not be used to pay for possible excise tax or any other similar fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

2.Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1Filing of Registration Statement.

2.1.1Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-290625), including any related preliminary prospectus (“Preliminary Prospectus”), including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement, for the registration of the Units, Public Shares and Public Warrants under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated as of the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 4:00 p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus dated [ • ], 2025, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Sale Preliminary Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional securities of any type or an amendment to a Registration Statement (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has been filed with the

Commission. All of the Units, Public Shares and Public Warrants have been registered for public sale under the Act pursuant to the Registration Statement and, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative determines that at the Time of Sale, the Sale Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company and the Representative have agreed to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A (File Number 001-[ • ]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Public Shares and the Public Warrants. The registration of the Units, Public Shares and Public Warrants under the Exchange Act has been declared effective by the Commission on the date hereof and the Units, the Public Shares and the Public Warrants have been registered pursuant to Section 12(b) of the Exchange Act.

2.1.3No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, assuming reasonable inquiry, any federal, state or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus or Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

2.2Disclosures in Registration Statement.

2.2.110b-5 Representation. At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. The Registration Statement, as of the Effective Date, did not, and the amendments and supplements thereto, as of their respective dates, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, not misleading. The Prospectus, as of its date and the Closing Date or the Option Closing Date, as the case may be, did not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sale Preliminary Prospectus, as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Units, Public Shares and Public Warrants or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.2.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following: the names of the Underwriters, the information with respect to dealers’ concessions and reallowances contained in the section entitled “Underwriting,” the information with respect to short positions and stabilizing transactions contained in the section entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters” (such information, collectively, the “Underwriters’ Information”).

2.2.2Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) that is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, assuming reasonable inquiry, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and no such agreement or instrument has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, assuming reasonable inquiry, any other party is in breach or default thereunder and, to the Company’s knowledge, assuming reasonable inquiry, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, assuming reasonable inquiry, the performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.2.4Regulations. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and Prospectus concerning the effects of federal, foreign, state, and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3Changes After Dates in Registration Statement.

2.3.1No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company’s board of directors (the “Board of Directors”) or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.4Independent Registered Public Accounting Firm. To the Company’s knowledge, assuming reasonable inquiry, WithumSmith+Brown, PC (“Withum”), whose report is filed with the Commission as part of, and is included in, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, assuming reasonable inquiry, Withum is currently registered with the PCAOB. Withum has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5Financial Statements; Statistical Data.

2.5.1Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X or Form S-1 that have not been included as required.

2.5.2Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus, and/or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data materially agree with the sources from which they are derived.

2.6Authorized Capital; Options. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date or Option Closing Date, as the case may be, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.7Valid Issuance of Securities.

2.7.1Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. All offers and sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.7.2Securities Sold. The Public Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, and the Ordinary Shares will be fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The form of certificates for the Public Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Public Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be. When paid for and issued, the Public Warrants included in the Units will constitute valid and binding obligations of the Company to issue and deliver the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Public Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable upon exercise of the Public Warrants have been reserved for issuance upon the exercise of the Public Warrants and upon payment of the consideration therefor, and when issued and delivered in accordance with the terms thereof and the Warrant Agreement (as defined in Section 2.23) such Ordinary Shares will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.3Placement Securities. The Placement Warrants constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are, or will be, enforceable against the Company in accordance with their terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable upon exercise of the Placement Warrants have been reserved for issuance and, when issued and delivered in accordance with the terms of the Placement Warrants and the Warrant Agreement (as defined in Section 2.23), such Ordinary Shares will be duly and validly authorized, validly issued and upon payment therefor, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.4No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the Offering.

2.8Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9Validity and Binding Effect of Agreements. This Agreement, the Insider Letters (as defined in Section 2.21.1), the Warrant Agreement (as defined in Section 2.23), the Trust Agreement, the Services Agreement (as defined in Section 2.21.4), the Registration Rights Agreement (as defined in Section 2.21.5) and the Purchase Agreements (as defined in Section 2.21.3) (collectively with this Agreement, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered, and assuming due authorization, execution and delivery by the Company’s counterparties with respect to each of the Transaction Documents, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) with respect to this Agreement only, as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10No Conflicts, Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association, as may be amended, restated or amended and restated, of the Company (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof.

2.11No Defaults; Violations. No default or violation exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.12Corporate Power; Licenses; Consents.

2.12.1Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of the Offering.

2.12.2Transactions Contemplated. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of the Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”), and the rules and regulations promulgated by FINRA.

2.12.3Jurisdiction and Designation. The Company and the Representative have the power to submit, and pursuant to Section 9.7 of this Agreement and have, to the extent permitted by law, legally, validly and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan.

2.13D&O Questionnaires. To the Company’s knowledge, assuming reasonable inquiry, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors and by each person or entity who was a shareholder of the Company prior to the Offering (the “Insiders”) and provided to the Representative and its counsel and the biographies of the Insiders contained in the Registration Statement, Sale Preliminary Prospectus and the Prospectus (to the extent a biography is contained) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete.

2.14Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the Company’s knowledge, assuming reasonable inquiry, threatened against or involving the Company or, to the Company’s knowledge, assuming reasonable inquiry, any Insider or any shareholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.15Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, prospects, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

2.16No Contemplation of a Business Combination. As of the date of this Agreement, the Company has not selected any specific Business Combination target (each a “Target Business”) and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Target Business.

2.17Transactions Requiring Disclosure to FINRA.

2.17.1Finder’s Fees. Except as described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or to the Company’s knowledge, assuming reasonable inquiry, any Insider, that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; or (ii)  any “participating member,” as defined in FINRA Rule 5110(j)(15) (a “Participating Member”), within the 180-day period prior to the initial filing of the Registration Statement, other than the prior payments to the Representative in connection with the Offering. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to anyone who is a Participating Member within the 180-day period prior to the initial filing date of the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any “underwriting compensation,” as defined in FINRA Rule 5110, by any Participating Member.

2.17.3FINRA Affiliation. No officer or director or any direct beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived), or any indirect beneficial owner (including the Insiders) of 10% or more of any class thereof, has any direct or indirect affiliation or association with any Participating Member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and EGS if it learns that any officer or director or any direct or indirect beneficial owner (including the Insiders) is or becomes an affiliate or associated person of a Participating Member.

2.17.4Share Ownership. No officer or director or any direct beneficial owner (including the Insiders) of any class of the Company’s unregistered securities, or any indirect beneficial owner (including the Insiders) of 10% or more of any class thereof, is an owner of shares or other securities of any Participating Member (other than securities purchased on the open market).

2.17.5Loans. No officer or director or any direct beneficial owner (including the Insiders) of any class of the Company’s unregistered securities, or any indirect beneficial owner (including the Insiders) of 10% or more of any class thereof, has made a subordinated loan to any Participating Member.

2.17.6Proceeds of the Offering. No proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Warrants will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein.

2.17.7Conflicts of Interest. To the Company’s knowledge, assuming reasonable inquiry, no Participating Member has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.

2.18Taxes.

2.18.1There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision of the United States, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.18.2The Company has filed all U.S. federal, state and local, and non-U.S., tax returns required to be filed with taxing authorities prior to the date hereof in a timely manner or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.5.1 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.19Foreign Corrupt Practices Act; Anti-Money Laundering; Patriot Act.

2.19.1Foreign Corrupt Practices Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, assuming reasonable inquiry, threatened.

2.19.3Patriot Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any Insider has violated the Bank Secrecy Act of 1970, as amended, or Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representative or to EGS shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21Agreements With Insiders.

2.21.1Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), the forms of which are annexed as exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of the Insiders of the Company agree to certain matters. The Insider Letters shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.21.2Sponsor Purchase Agreement. Sponsor has executed and delivered a Private Placement Warrants Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Sponsor Purchase Agreement”), pursuant to which Sponsor will, among other things, on the Closing Date, consummate the purchase of and deliver the purchase price for the Sponsor Placement Warrants to be sold to Sponsor described in Section 1.4.2. Pursuant to the applicable Insider Letter, Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Sponsor Placement Warrants. Certain proceeds from the sale of the Sponsor Placement Warrants will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date as provided for in the Sponsor Purchase Agreement.

2.21.3Underwriter Purchase Agreement. The Representative has executed and delivered a Private Placement Warrants Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Representative Purchase Agreement”, and together with the Sponsor Purchase Agreement, the “Purchase Agreements”), pursuant to which the Representative will, among other things, on the Closing Date, consummate the purchase of and deliver the purchase price for the Representative Placement Warrants to be sold to the Representative described in Section 1.4.2. Pursuant to the Representative Purchase Agreement, the Representative has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Representative Placement Warrants. Certain proceeds from the sale of the Representative Placement Warrants will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date as provided for in the Representative Purchase Agreement.

2.21.4Administrative Services. The Company and Sponsor have entered into an agreement (“Services Agreement”) substantially in the form annexed as an exhibit to the Registration Statement pursuant to which Sponsor will make available to the Company office space, utilities and support services for the Company’s use for $10,000 per month payable until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account, on the terms and subject to the conditions set forth in the Services Agreement.

2.21.5Registration Rights Agreement. The Company, Sponsor, the Representative and the other security holders party thereto have entered into a Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the securities they hold or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.21.6Loans. Sponsor has agreed to make loans to the Company in the aggregate amount of up to $250,000 (“Insider Loans”) pursuant to a promissory note substantially in the form annexed as an exhibit to the Registration Statement. The Insider Loans do not bear any interest and are repayable by the Company on the earlier of December 31, 2025 or the consummation of the Offering. The loan will be repaid out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses. As of [ • ], the Company had borrowed $[ • ] under the promissory note.

2.22Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form annexed as an exhibit to the Registration Statement.

2.23Warrant Agreement. The Company has entered into a warrant agreement with CST with respect to the Public Warrants included in the Units, the Placement Warrants and certain other warrants that may be issued by the Company substantially in the form annexed as an exhibit to the Registration Statement (“Warrant Agreement”).

2.24No Existing Non-Competition Agreements. No Insider is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company, except as disclosed in the Registration Statement.

2.25Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act.

2.26Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Sale Preliminary Prospectus and Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.27Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any Insider, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.29No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30Sarbanes-Oxley. The Company is, and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.31Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.32Nasdaq. The Units, Public Shares and Public Warrants have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

2.33Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Sale Preliminary Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of Nasdaq that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of Nasdaq.

2.34Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.35No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

2.36Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company: (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.37Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person or Underwriter) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

2.38No Fee Arrangements. As of the date hereof, the Company has not entered into any agreement, written or oral, pursuant to which the Company will be obligated to pay any Insider or an affiliate of any Insider a consulting, finder or success fees for assisting the Company in consummating a Business Combination.

2.39Underwriter Engagement. The Company does not have any expectation, understanding or agreement with any Underwriter for such Underwriter to provide any additional services to the Company after the consummation of the Offering relating to the initial Business Combination, the financing thereof or other related transactions. Any Underwriter’s provision of any such additional services in connection with the initial Business Combination will require the Company’s separate engagement of such Underwriter in connection with the initial Business Combination and the entry into a related written engagement agreement between such Underwriter and the Company setting forth the terms and conditions of the additional services to be provided by such Underwriter to the Company.

3.Covenants of the Company. The Company covenants and agrees as follows:

3.1Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative reasonably objects in writing.

3.2Federal Securities Laws.

3.2.1Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act, and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3Exchange Act Registration. The Company will use its reasonable best efforts to maintain the registration of the Units, Public Shares and Public Warrants under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated or is acquired, if earlier, or, in the case of the Public Warrants, until the Public Warrants expire and are no longer exercisable or have been exercised or redeemed in full. The Company will not deregister the Public Securities under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representative.

3.2.4Exchange Act Filings. From the Effective Date until the earlier of the Company’s initial Business Combination, or its liquidation and dissolution, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and reports as are required to be filed by a company registered under Section 12(b) of the Exchange Act.

3.2.5Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3Free-Writing Prospectus; Emerging Growth Company Status. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, without the prior consent of the Underwriters. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of the time period set forth in the Charter Documents (the “Termination Date” or, if the Company extends the period during which it may enter into a Business Combination, the “Extended Termination Date”) or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date or Extended Termination Date, as applicable.

3.4Delivery to Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge and from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters, upon their request, two manually executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts.

3.5Effectiveness and Events Requiring Notice to the Representative. The Company will use its reasonable best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, and in light of the circumstances under which they were made, not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6Affiliated Transactions.

3.6.1Business Combinations. The Company will not consummate a Business Combination with any entity that is affiliated with any Insider unless (i) the Company obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial Business Combination is fair to the Company from a financial point of view, and (ii) such transaction is approved by a majority of the Company’s disinterested and independent directors.

3.6.2Compensation to Insiders. Except as disclosed in the Prospectus and consented to by the Representative, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

3.7[Reserved.]

3.8Reports to the Representative. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or is no longer required to file reports under the Exchange Act, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.9Transfer Agent. For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent acceptable to the Representative. CST is acceptable to the Representative.

3.10Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all Company expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the Company’s legal and accounting fees and disbursements, (ii) the preparation, printing, filing, mailing and delivery (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Sale Prospectus and the Prospectus, including any pre- or post-effective amendments or supplements thereto, and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (iii) fees incurred in connection with conducting background checks of the Company’s management team, up to a maximum of $4,000 per U.S. person and $5,000 per non-U.S. person; (iv) the preparation, printing, engraving, issuance and delivery of the Units, the Ordinary Shares and the Warrants included in the Units, including any transfer or other taxes payable thereon, (v) filing fees incurred in registering the Offering with FINRA and the reasonable fees of counsel to the Underwriters (including the fees and expenses of legal counsel to the Underwriters incurred in clearing the Offering with FINRA (“FINRA Legal Expenses”), provided that FINRA Legal Expenses shall not exceed $25,000, (vi) fees, costs and expenses incurred in listing the Securities on Nasdaq or such other stock exchanges as the Company and the Underwriters together determine, (vii) all fees and disbursements of the transfer and warrant agent, (viii) all of the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative and any presentations made available by way of a netroadshow, including without limitation trips for the Company’s management to meet with prospective investors, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; and (ix) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10; provided that the expenses reimbursed to or paid on behalf of the Underwriters (as governed by FINRA Rule 5110.01) shall not exceed an aggregate of $75,000. If the Offering is consummated, the Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Representative and others. If the Offering is not consummated for any reason (other than a breach by the Representative of any of their obligations hereunder), then the Company shall reimburse the Representative in full for its reasonable and documented out-of-pocket accountable expenses actually incurred through such date, including, without limitation, reasonable fees and disbursements of counsel to the Representative. In addition, in the event that the Company requests that any of the Underwriters undertake any financial or capital markets advisory activities or services (such activities, the “Business Combination Services,” and such Underwriters, “Business Combination Advisors”), the Company hereby agrees to pay at the closing of the Business Combination, all reasonable and documented out of pocket expenses (including, for the avoidance of doubt, background checks and legal expenses of external counsel) incurred by such Business Combination Advisors in connection therewith and with supporting such Business Combination Advisor’s Due Diligence Defense (as defined below); provided further, however, that the aggregate amount of such expenses (including legal expenses) reimbursable by the Company shall not exceed $400,000 if the Business Combination is consummated, and $250,000 if the Business Combination is not consummated, without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Underwriter will notify the Company when it proposes to engage legal counsel to assist in supporting its Due Diligence Defense; however, for the avoidance of doubt, failure to timely notify the Company of such engagement shall not negate the Company’s expense reimbursement obligations set forth herein.

3.11Application of Net Proceeds. The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.13Notice to the Representative or FINRA.

3.13.1Notice to the Representative. For a period of sixty (60) days after the date of the Prospectus, in the event any “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual is engaged, in writing, to assist the Company in its search for a Target Business or to provide any other services in connection therewith, the Company will provide the following to the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file with the Commission in connection with the Business Combination.

3.13.2FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

3.13.3Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14Stabilization. Neither the Company, nor, to its knowledge, assuming reasonable inquiry, any of its employees, directors or shareholders (without the consent of the Representative) has taken and the Company will not take, and has directed its employees, directors or shareholders not to take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Securities in connection with the Offering. In addition, the Company will direct the Company’s transfer agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.16Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Business Combination, the Company agrees that it will have the Trustee pay the Deferred Underwriting Commission directly from the Trust Account to the Representative for its own account, in accordance with Section 1.3, after the Representative has signed the instruction letter described in Section 3.28. The Representative shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Commission.

3.17Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18Accountants. Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Withum or another independent registered public accounting firm.

3.19Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Promptly, and no later than four (4) Business Days, after the Option Closing Date, if the Over-allotment Option is exercised after the Closing Date, the Company shall file with the Commission a Current Report on Form 8-K or an amendment to the Form 8-K, which report shall disclose the Company’s sale of the Option Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds is reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

3.20Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been effected, except where failure to do so would not individually or in the aggregate, have a Material Adverse Effect.

3.21Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as provided for in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22Amendments to Charter Documents. The Company covenants and agrees, that, prior to its initial Business Combination, it will not seek to amend or modify its Charter Documents, except as set forth therein.

3.23Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of any Underwriter therein shall require the prior written consent of such Underwriter.

3.24Insurance. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company’s directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

3.25Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

3.26Private Placement Proceeds. On or prior to the Effective Date, certain of the proceeds from the Private Placement provided by Sponsor shall be deposited into the Trust Account in accordance with the Sponsor Purchase Agreement.

3.27Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.28Amendments to Agreements. The Company shall not amend, modify or otherwise change any of the Insider Letters and the Trust Agreement without the prior written consent of the Representative. Furthermore, the Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

3.29Nasdaq. Until the consummation of a Business Combination, the Company will use its reasonable best efforts to maintain the listing of the Units, Public Shares and Public Warrants on Nasdaq or a national securities exchange acceptable to the Representative.

3.30Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants outstanding from time to time.

3.31Notice of Disqualification Events. The Company will notify the Underwriters in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.32Disqualification of S-1. Until the earlier of seven years from the date hereof or until the Warrants have either expired and are no longer exercisable or have all been exercised, the Company will not take any action or actions that prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Ordinary Shares issuable upon exercise of the Warrants under the Act.

3.33Business Combination Securities Disclosure Documents. If any Underwriter may be deemed, in its sole judgment, to be an underwriter of any securities issued pursuant to any registration statement or tender offer document filed with the Commission in connection with the consummation of the Business Combination by the Company, a Target Business or any direct or indirect parent or subsidiary of any of them (any such issuer, co-issuer or co-registrant, a “Registrant,” and any such securities, the “Business Combination Securities”), the Company shall provide or cause to be provided to such Underwriter information and access to all persons, properties and documents to the extent necessary for such Business Combination Advisor to complete a due diligence investigation sufficient (in the view of such Underwriter in its sole discretion) to provide such Underwriter with a “reasonable due diligence” defense in respect of any claims that could be brought against an underwriter of the applicable Business Combination Securities under federal and state securities laws, rules and regulations, including, without limitation, Section 11 of the Act (a “Due Diligence Defense”). As used herein, the term “reasonable due diligence” means a reasonable investigation that provides the investigating person a reasonable ground to believe that at the time of the applicable offer, issuance or distribution of any Business Combination Securities, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by any Registrant, filed with or furnished by the Company to the Commission in connection with the Business Combination but excluding any filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act (each, a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company agrees that it will provide to such Underwriter notice of each filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act and each other form of public communication about the Business Combination reasonably in advance of such filing or public communication. The Company further covenants that it will use its reasonable best efforts to ensure that any projections provided to such Underwriter by any Registrant or prepared by any Registrant or any representative of such Registrant (a “Registrant Representative”) and contained in any Business Combination Securities Disclosure Document, in each case, at the time they were prepared, will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

3.34Obligations in Connection with Business Combination. If requested in writing by an Underwriter, if it may be deemed, in its sole judgment, to be an underwriter of any Business Combination Securities, the following shall apply:

3.34.1Prior to entering into any definitive agreement with respect to the Business Combination (or amendment thereto) and until such time as such Business Combination is consummated:

(a)The Company agrees to notify such Underwriter with respect to, and to permit such Underwriter, at its request, to participate in, all diligence sessions with any Registrant or any Registrant Representative and all drafting sessions in respect of any Business Combination Securities Disclosure Document.

(b)The Company shall provide drafts of all Business Combination Securities Disclosure Documents to such Underwriter and its legal counsel reasonably in advance of the filing by the Company (or, if such filing is to be made by a Registrant other than the Company, any filing which is required to be approved by the Company) of any Business Combination Securities Disclosure Document with the Commission or the circulation by any Registrant of any Business Combination Securities Disclosure Document to any prospective investor, sufficient to allow such Underwriter and its legal counsel to request changes determined by them to be reasonably necessary to such Business Combination Securities Disclosure Document before its filing or circulation. The Company shall not effect a filing or furnishing to the Commission of any Business Combination Securities Disclosure Document without the consent of such Underwriter, which consent shall not unreasonably be withheld, delayed or conditioned.

3.34.2Notwithstanding any provision to the contrary herein, the Company agrees (i) that such Underwriter shall have the right, in connection with its reasonable due diligence under Section 3.33, (i) to retain counsel and other consultants and experts as it may deem necessary or desirable in connection with its reasonable due diligence under Section 3.34.1 (it being understood that the retention of any such consultant or expert or other advisor, other than outside legal counsel, will be made with the prior written approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed); (ii) to use its reasonable best efforts to ensure that each counsel to the Company and to any other Registrant provides customary legal opinions and negative assurance letters to such Underwriter dated as of (x) the date of effectiveness of the Business Combination Securities Disclosure Document, and (y) the date of the shareholder vote to approve the Business Combination, in form and substance reasonably satisfactory to the such Underwriter, (iii) to use its reasonable best efforts to ensure that each accounting firm or firms that were retained by the Company or by any other Registrant and that have audited any financial statements set forth in any Business Combination Securities Disclosure Document provide customary “comfort letters” to such Underwriter dated as of (x) the date of effectiveness of the Business Combination Securities Disclosure Document, and (y) the date of the shareholder vote to approve the Business Combination; and (iv) to take and shall use its reasonable best efforts to take any other actions reasonably requested by such Underwriter.

3.34.3In connection with the Business Combination, to the extent the Company retains an unaffiliated party (“the Fairness Opinion Provider”) to prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the Company and its unaffiliated shareholders, the Company shall use commercially reasonable efforts to, pursuant to, and in accordance with, applicable law, disclose in reasonable detail in a Business Combination Securities Disclosure Document the results of that report and as required by the applicable rules and regulations (provided that consent is obtained from such Fairness Opinion Provider), a copy of that report. Each Registrant shall provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

3.34.4Prior to the consummation of the Business Combination, the Company shall include in the definitive agreement for the Business Combination (i) a covenant for the assignment and assumption, by the public entity resulting from the initial Business Combination, of all of the Company’s obligations hereunder and (ii) that such Underwriter may rely on the representations and warranties contained therein as if it were a party thereto. The Company shall use its reasonable best efforts to ensure that each Target Business in the Business Combination agrees to deliver to the Underwriter a certificate of an officer of such Target Business stating that to such officer’s knowledge the representations and warranties made by the Target Business in the definitive agreement for the Business Combination are true and correct as of the date of such certificate, subject to (i) a customary materiality standard, (ii) any applicable carve-out with reference to disclosure included in the Business Combination Securities Disclosure Document and (iii) required adjustments for such representations and warranties that speak as of a specific date. In addition, in connection with the Business Combination, the Company will, and will use its reasonable best efforts to cause each Registrant to, comply in all material respects (i) with the obligations and covenants of the Company which relate to the period following the Business Combination Closing set forth in Sections 3 and 5 of this Agreement and (ii) with all laws, rules and regulations applicable either to the Registrant and its business activities or to the Business Combination, as such laws, rules and regulations may be in effect at the time of the consummation of the Business Combination.

3.34.5To the extent that the Company and/or the Business Combination Target have engaged any financial, capital markets and/or other advisors, placement or other agents that are broker-dealers registered with the FINRA (including any of their subsidiaries and affiliates, “Other Advisors”) in connection with the Business Combination, and such Other Advisors conduct due diligence and participate in due diligence calls and sessions with the Company and/or the Business Combination Target in connection therewith, and receive any due diligence deliverables (including, but not limited to, “comfort letters” from the Company’s and the Business Combination Target’s auditors and “negative assurance” letters from the Company’s and the Business Combination Target’s external legal counsel, and any other certificates, opinions or other deliverables), then, the Underwriters shall be entitled to receive the same, or rely thereon.

3.34.6Nothing herein shall be deemed to require the Underwriters to limit their rights to compensation or to reimbursement of expenses without their express agreement or otherwise to assume any liability other than as may be expressly required under the Act.

3.34.7The Company acknowledges and agrees that nothing in this Section 3.34 shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the

Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion.

4.Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1Regulatory Matters.

4.1.1Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of EGS.

4.1.2FINRA Clearance. By the Effective Date, the Underwriters shall have received a letter of no objections from FINRA as to the terms and arrangement and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3No Commission Stop Order. At the Closing Date and on each Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order. To the Company’s knowledge, (i) no order suspending the sale of the Units shall have been issued in any jurisdiction within which Units are intended to be sold in the Offering on either the Closing Date or the Option Closing Date, and (ii) no proceedings for the purpose of issuing such a suspension order shall have been instituted or contemplated.

4.1.4Approval for Listing on Nasdaq. The Securities shall have been approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution, satisfactory evidence of which shall have been provided to the Representative.

4.2Company Counsel Matters.

4.2.1Closing Date and Option Closing Date Opinions of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion and negative assurance statement of Greenberg Traurig, LLP and the favorable opinion of Appleby (Cayman) Ltd., dated as of the Closing Date and the Option Closing Date, as the case may be, addressed to the Representative as representative for the several Underwriters and in form and substance reasonably satisfactory to the Representative and EGS. On each of the Closing Date and the Option Closing Date, the Representative shall have received the favorable opinion and negative assurance statement of EGS, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative as representative for the several Underwriters.

4.2.2Reliance. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representative’s counsel if requested. The opinions of counsel for the Company shall include a statement to the effect that they may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative and to EGS, from Withum dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.3.1Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement, Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.3.3Stating that, on the basis of their review, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Board of Directors and the various committees of the Board of Directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the [•], 2025 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from [•], 2025 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Ordinary Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

4.3.4Setting forth, at a date not later than five (5) days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

4.3.5Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

4.3.6Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

4.3.7Statements as to such other matters incident to the transaction contemplated hereby as the Representative or EGS may reasonably request, including: (i) that Withum is registered with the Public Company Accounting Oversight Board; (ii) that Withum has sufficient assets and insurance to pay for any liability incurred by it relating to providing the letter; and (iii) that Withum is not insolvent.

4.4Officers’ Certificates.

4.4.1Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the Chief Executive Officer, the President, the Chief Financial Officer of the Company, or any similar or equivalent officer of the Company (in their capacities as such), dated as of the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by a director or an officer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission, (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and Nasdaq; and (v) as to the accuracy and completeness, to the Company’s knowledge (assuming reasonable inquiry) of the certificates specified in Sections 4.2.2 and 4.4.1; (vi) as to the accuracy and completeness of all resolutions of the shareholders of the Company; and (vii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company’s knowledge, assuming reasonable inquiry, threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6Delivery of Transaction Documents. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

4.7Private Placements. On the Closing Date, the Private Placement shall have been completed in accordance with Sections 1.4, 2.21.2, 2.21.3 and 3.26 of this Agreement.

4.8Good Standing. The Representative shall have received on and as of (i) the Effective Date, and (ii) the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

4.9Trust Waiver. The Company has received waivers from all vendors and service providers to all claims on amounts in the Trust Account which are to be distributed to the Company’s shareholders in accordance with the terms of the Trust Agreement, except for (i) Withum and (ii) the Representative with respect to the Deferred Underwriting Commission.

5.Indemnification and Contribution.

5.1Indemnification.

5.1.1Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(a)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus or, in the event an Underwriter, in its sole judgment, may be deemed to be an underwriter of any Business Combination Securities, any Business Combination Securities Disclosure Document (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5.1.4) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld;

(c)against any and all claims, actions, suits, proceedings, damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, that are related to or arise out of any business combination marketing, financial, capital markets advisory activities or services and/or placement agency activities or services by any Underwriter on the Company’s behalf in connection with a Business Combination, provided that the Company will not, however, be responsible to an indemnified party for any portion of any such claim, action, suit, proceeding, damage, liability or expense that is finally judicially determined by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence or willful misconduct of the indemnified party seeking such indemnification;

(d)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (a), (b) or (c) above; and

(e)against any and all loss, liability, claim, damage and expense whatsoever, joint or several, arising out of the Company’s failure to provide any of the information and access to persons, properties and documents required to be provided under Section 3.33 hereof;

provided, however, that the foregoing agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriters’ Information (and, in connection with any Business Combination, similar information provided by or on behalf of the Underwriters expressly for use in any Business Combination Securities Disclosure Document). It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.

5.1.2Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with the Underwriters’ Information.

5.1.3Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5.1 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5.1, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 5.1 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 5.1 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of any pending or threatened action (or for any related losses, claims, damages, liabilities or expenses) by an indemnified person, and no indemnifying party shall be required to indemnify any indemnified party for any amount paid or payable by any indemnified party in any such settlement or compromise, if such settlement or compromise is effected without such indemnifying party’s prior written consent.

5.1.4Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5.1.1(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

5.2Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 5.1 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Units (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of the Units on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.2 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.2 shall be deemed to include, for the purpose of this Section 5.2, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 5.1.3. Notwithstanding the foregoing provisions of Section 5.1 and this Section 5.2, each Underwriter shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.2, any person who controls a party to this Agreement within the meaning of the Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.2, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.2 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 5.1.3, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 5.1.3.

6.Default by an Underwriter.

6.1Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for it or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10, 5, and 9.3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.Additional Covenants.

7.1Additional Shares or Options. The Company hereby agrees that until the consummation of a Business Combination, it shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a proposed Business Combination.

7.2Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use commercially reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or prior to obtaining the services of any vendor to have such Target Business or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an aggregate amount of $200,000,000 (or an aggregate amount of $230,000,000 if the Over-allotment Option is exercised in full), representing $10.00 per Unit sold hereunder for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem Public Shares in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.3Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

7.4Rule 419. The Company agrees that it will use its reasonable best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its reasonable best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.5Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide to the Representative or its counsel (if so instructed by the Representative) with 10 copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.6Emerging Growth Company. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the Act.

7.7Target Net Assets. The Company agrees that, so long as the Company is listed on a national securities exchange, the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding taxes payable and the Deferred Underwriting Commissions). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

7.8Charter Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of any of its Charter Documents.

7.9Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8.Effective Date of This Agreement and Termination Thereof.

8.1Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

8.2Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on Nasdaq or quotation on the OTC Markets shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the

Representative shall have become aware after the date hereof of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities or any other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or crisis either within or outside the United States after the date hereof, or an increase in any of the foregoing, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever (other than solely because of the termination of this Agreement pursuant to Section 6 hereof), within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof and (ii) the Company shall reimburse the Representative for any costs and expenses incurred in connection with enforcing any provisions of this Agreement.

8.4Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.Miscellaneous.

9.1Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier and confirmed or delivered by facsimile or electronic transmission (with printed confirmation of receipt) and shall be deemed given when so delivered or faxed or e-mailed or, if mailed, two days after such mailing.

If to the Representative:

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: General Counsel
Facsimile: (212) 829-4708
Email: #legal-IBD@cantor.com with a copy to spac@cantor.com

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: Head of Investment Banking
Attn: Head of SPACs
Facsimile: (212) 829-4708
Email: Sage.kelly@cantor.com; David.batalion@cantor.com

Copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
Facsimile: (212) 370-7889
Email: sneuhauser@egsllp.com

If to the Company:

American Drive Acquisition Company
1050 Connecticut Ave. NW Suite 500

Washington D.C. 20036
Attn: Anthony Eisenberg

Email: tony@tappan.st

Copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue

New York, New York 10017
Attn: Anthony J. Zangrillo
Facsimile: (212) 801-9200
Email: Anthony.Zangrillo@gtlaw.com

9.2Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the selected dealers, the Company and the controlling persons, directors, agents, partners, members, employees and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

9.7Submission to Jurisdiction. Each of the Company and the Representative irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or the offering of the Securities. Each of the Company and the Representative irrevocably waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representative may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative in any action, proceeding or claim. Each of the Company and the Representative waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court. The Company agrees that the Underwriters shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND

ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.8Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

9.9Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile, electronic mail (including pdf or any electronic signature complying with U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Transactions Act (As Revised) of the Cayman Islands or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and valid and effective for all purposes.

9.10Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.11No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction pursuant to a contractual relationship between the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of this Offering, either before or after the date hereof and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company and the Underwriters agree that they are each responsible for making their own independent judgment with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

9.12Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

AMERICAN DRIVE ACQUISITION COMPANY

By:
Name: Anthony Eisenberg
Title: Chief Executive Officer

Accepted on the date first above written.

CANTOR FITZGERALD & CO., as
Representative of the several underwriters

By:
Name: Sage Kelly
Title: Co-Chief Executive Officer & Global Head of Investment Banking

SCHEDULE A

American Drive Acquisition Company

20,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Cantor Fitzgerald & Co.
Total	20,000,000

SCHEDULE B

[Testing the Water Communications [DATE]]